UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):       February 11, 2009

ThermoEnergy Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

33-46104-FW	71-00659511
(Commission File Number)	(IRS Employer Identification No.)

124 West Capitol Avenue, Suite 880, Little Rock, Arkansas	72201
(Address of principal executive offices)	(Zip Code)

(501) 376-6477

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  --  Entry into a Material Definitive Agreement.

On February 11, 2009, we issued to The Quercus Trust (“Quercus”) a 10% Secured Convertible Promissory Note in the principal amount of $250,000 (“Note”) and entered into a Security Agreement with Quercus (the “Security Agreement”).

The Note matures on the earlier to occur of (i) the closing of an equity or convertible debt investment in our company yielding gross proceeds of not less than $2,000,000.00 (a “Financing”) or (ii) December 31, 2009.  Quercus may elect to participate in the Financing by converting the principal amount of the Note into shares of the securities to be issued in the Financing at a price per share equal to 90% of the price per share to be paid by the other investors in the Financing.   Quercus’s right to participate in the Financing by conversion of the Note shall be conditioned on Quercus’s entering into such purchase agreements and related agreements as shall be executed at the closing of the Financing by the other investors participating in the Financing.

Interest on the Note is payable quarterly in arrears; at our election, all or any portion of the interest may be paid by the issuance of shares of our Common Stock valued at 90% of the volume weighted average trading price per share of our Common Stock for the ten trading days immediately preceding the respective interest payment date.  We may not pre-pay the Note without the prior written consent of Quercus.

To secure payment of, and performance of our other obligations under, the Note, we and our subsidiary CASTion Corporation granted to Quercus, pursuant to the Security Agreement, a security interest in all of our intellectual property assets other than certain expressly excluded patent rights, licenses and related intellectual property identified in the Security Agreement, including, without limitation, the intellectual property rights used in or relating to our TEPS business.

The Note and the Security Agreement are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and the foregoing descriptions are qualified in their entirety by reference to such Exhibits.

Quercus is a trust for the benefit of the family of David Gelbaum.  Mr. Gelbaum, the trustee of Quercus, is a former member of our Board of Directors.  Quercus has reported, in Amendment No. 1 to Schedule 13D filed with the Securities and Exchange Commission on September 18, 2008, that it is the beneficial owner of 34.4% of our Common Stock.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits.

Exhibit No.	Description

10.1	10% Secured Convertible Promissory Note issued to The Quercus Trust

10.2	Security Agreement dated as of February 11, 2009 among ThermoEnergy Corporation, CASTion Corporation and The Quercus Trust

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2009

ThermoEnergy Corporation
(Registrant)

	By:	/s/ Andrew T. Melton
	Name:	Andrew T. Melton
	Title:	Executive Vice President and Chief Financial Officer